SUBORDINATION AGREEMENT

     This Subordination Agreement (as amended or supplemented from time to time, this "Agreement") is made and entered into as of the 12th day of April 2000 by and among C.W. GILLULY (the "Junior Creditor"), UNITED BANK, a Virginia banking corporation (the "Bank"), and HADRON, INC., a New York corporation (the "Debtor").

     1. To induce the Bank to extend or continue credit and other financial accommodations to the Debtor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Junior Creditor hereby subordinates the payment of all loans, advances, liabilities and indebtedness owed by the Debtor to the Junior Creditor under that certain $430,000.00 Note dated February 15, 2000, from the Debtor in favor of the Junior Creditor, whether now owed or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, and however owned, held or acquired by the Junior Creditor, whether by assignment, discount, direct loan, purchase, as a matter of law, or otherwise, and however evidenced, whether by note, book entry or otherwise, whether for principal, interest (except as provided in paragraph 4 below), fees, expenses or otherwise, and all renewals, extensions, and modifications thereof and substitutions therefor (the "Subordinated Debt") to the payment in full of all loans, advances, liabilities and indebtedness owed by the Debtor to the Bank, whether now owed or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, and however owned, held or acquired by the Bank, whether by assignment, discount, direct loan, overdraft, purchase, as a matter of law, or otherwise, and however evidenced, whether by note, check, book entry or otherwise, whether for principal, interest, fees, expenses or otherwise, and all renewals, extensions, and modifications thereof and substitutions therefor (the "Senior Debt"). The Junior Creditor further agrees that any lien, encumbrance or other security for the payment of the Subordinated Debt, whether now existing or hereafter arising, is and shall be expressly subordinated to any lien, encumbrance or other security for the payment of the Senior Debt.

     Nothing herein shall be construed as preventing the payment of $200,000 to the Junior Creditor by the Debtor as contemplated by that certain Securities Purchase Agreement dated March 30,
2000, and the Bank hereby consents to such payment.

     Notwithstanding the provisions of this paragraph 1, if (i) no Default (as defined in the Loan and Security Agreement) has occurred under any instrument or agreement evidencing or securing the Senior Debt and is then continuing, (ii) the "Working Capital" covenant set forth in Section VI(A)(4) of the Loan and Security Agreement (defined below) (as modified pursuant to a certain letter dated April 12, 2000, from the Bank to the Debtor) would not be violated as a result thereof, (iii) the Debtor is then in compliance with the covenant described in Section VI(A)(2) of the Loan and Security Agreement (defined below) (notwithstanding the waiver of the requirements of said sections pursuant to a certain letter dated April 12, 2000, from the Bank to the Debtor), and (iv) the "Adjusted Net Worth" covenant set forth in Section VI(A)(5) of the Loan and Security Agreement (defined below) (as modified pursuant to a certain letter dated April 12, 2000, from the Bank to the Debtor) would not be violated as a result thereof, then payments on the Subordinated Debt may be received, accepted and retained by the Junior Creditor. As used herein, the "Loan and Security Agreement" means that certain Loan and Security Agreement dated June 29, 1999 between the Debtor (and related entities) and the Bank, all instruments and agreements executed and delivered to the Bank in connection therewith, and all extensions, modifications, supplements to, and replacements of, any of the foregoing.

     2. The Junior Creditor agrees that until the Senior Debt is paid in full it will not (i) except as expressly permitted by this Agreement, ask, demand, sue for take or receive from the Debtor directly or indirectly, in cash, securities or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Debt, or (ii) commence or join with other creditors in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Debtor.

     3. In the event of (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Debtor or its creditors as such or to its assets, (ii) any liquidation, dissolution or other winding up of the Debtor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Debtor then and in any such event the Bank shall be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of all Senior Debt before the Junior Creditor shall be entitled to receive and retain any payment on account of the principal, interest or other amounts due or to become due on the Subordinated Debt, and to that end the Bank shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character whether in cash, securities, or other property, which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event. Accordingly, any payment or distribution of assets of the Debtor of any kind or character whether in cash, securities, or other property, which would otherwise have been made to the Junior Creditor but for the provisions of this paragraph shall instead be made by the Debtor or by the trustee in bankruptcy, receiver liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Debtor directly to the Bank for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to or for the benefit of the Bank. The Junior Creditor irrevocably authorizes and empowers the Bank to (i) demand, sue for collect and receive every such payment or distribution and give acquittance therefor (ii) file claims and take such other actions, in the Bank's own name or in the name of the Junior Creditor or otherwise, as the Bank may deem necessary or advisable for the enforcement of this Agreement, and (iii) vote the full amount of the Junior Creditor's claims in any receivership, insolvency or bankruptcy proceeding in the Junior Creditor's place and stead. The Junior Creditor further irrevocably appoints the Bank its true and lawful attorney-in-fact for the purposes specified herein, with full power of substitution, and such power shall be a power coupled with an interest. The Junior Creditor further agrees to execute and deliver to the Bank such powers of attorney, assignments or other instruments as may be requested by the Bank in order to enable the Bank to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any of the Subordinated Debt.

     4. If, other than as permitted in this Agreement, the Junior Creditor shall have received any payment or distribution of assets of the Debtor of any kind or character whether in cash, securities, or other property, before all amounts due or to become due on or in respect of all Senior Debt have been paid in full in cash or cash equivalents, then and in such event such payment or distribution shall be received in trust for the Bank and shall be forthwith paid over or delivered by the Junior Creditor receiving the same directly to the Bank or to the extent legally required, to the trustee in bankruptcy, receiver liquidating trustee, custodian, assignee, agent or other person making such payment or distribution of assets of the Debtor for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to or for the Bank.

     5. The Junior Creditor agrees that until the Senior Debt is paid in full it will not (i) subordinate any part of the Subordinated Debt to any indebtedness owed to any person other than the Bank, or (ii) assign, transfer or pledge all or any part of the Subordinated Debt unless such assignment, transfer or pledge is made expressly subject to this Agreement. The Junior Creditor agrees to mark any notes or other evidence of the Subordinated Debt with a legend to the effect that payment of such instrument is subordinated to payment of the Senior Debt.

     6. The Junior Creditor represents and warrants that the Junior Creditor is the lawful owner of the Subordinated Debt and no part thereof is subject to any defense, offset or counterclaim, and, except as disclosed in writing to the Bank prior to the execution of this Agreement, (i) the Subordinated Debt has not previously been subordinated to the indebtedness or claims of any other party, (ii) no part of the subordinated Debt is secured by property of the Debtor, and (iii) no part of the subordinated Debt has been assigned, transferred or pledged to any other party.

     7. The Bank may at any time, and from time to time, without the consent of or notice to the Junior Creditor, without incurring responsibility to the Junior Creditor, and without impairing or releasing any of the Bank's rights, or any of the obligations of the Junior Creditor hereunder (i) change the time, amount, manner, place or terms of payment, or change or extend the time of payment of, or renew or otherwise alter, any instrument or agreement evidencing any Senior Debt (whether or not in a commercially reasonable manner), (iii) release anyone liable in any manner for the payment or collection of any Senior Debt, (iv) exercise or refrain from exercising any rights against the Debtor or others (including the Junior Creditor), (v) apply any sums received by the Bank by whomsoever paid and however realized, to the payment of the Senior Debt in such manner as the Bank, in its sole discretion, shall deem appropriate, and (vi) take any other action which might otherwise constitute a defense available to, or a discharge of, the Junior Creditor in respect of the Subordinated Debt in respect of these provisions.

     8. The terms of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had been due but not made at such time.

     9. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Bank, the Junior Creditor and the Debtor.

     11. Subject to paragraph 6, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any reference herein to the Bank and the Junior Creditor shall include any holder of the Senior Debt and Subordinated Debt, respectively, as applicable.

     12. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     WITNESS the following signatures and seals.

                              Junior Creditor:
415 First Street, S.E.
Washington, D.C.  20003-1827



                                   /S/ C.W. GILLULY
                                   --------------------  [SEAL]
                                   C.W. GILLULY



                              Debtor:

                                   HADRON, INC           [SEAL]

5904 Richmond Highway, Suite 300
Alexandria, Virginia  22303


                                   /S/   S. AMBER GORDON
                                   By: ----------------------
                                        Name: S. AMBER GORDON
                                        Title: Executive Vice President

                              Bank:

                                   UNITED BANK           [SEAL]

2071 Chain Bridge Road
Vienna, Virginia  22182

                                        /S/ LOUISE M. WAGER
                                   By:---------------------------
                                        Louise M. Wager,
                                        Vice President